Exhibit 10.3.4

FOURTH AMENDMENT OF LEASE

THIS FOURTH AMENDMENT OF LEASE, dated as of the 1st day of April 2012 (this “Agreement”), made by and between THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, a religious corporation, having its office at 75 Varick Street, 2nd Floor, New York, New York 10013 (“Landlord”), and EVERYDAY HEALTH, INC. (formerly known as Waterfront Media, Inc.), a Delaware corporation, having an address at 345 Hudson Street, New York, New York 10014 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a lease dated as of August 26, 2009 (the “Original Lease”), which Original Lease has been amended by a (i) First Amendment of Lease dated as of February 22, 2010 (the “First Amendment”), (ii) Second Amendment of Lease dated as of May 1, 2010 (the “Second Amendment”) and (iii) Third Amendment of Lease dated as of May 31, 2011 (the “Third Amendment”; the Original Lease, as so amended by the First Amendment, the Second Amendment and the Third Amendment, collectively, the “Lease”), whereby Tenant leases from Landlord portions of the 13th floor and 16th floor (the “Existing Premises”), and certain Basement Space in the building known as 345 Hudson Street, New York, New York (the “Building”) for a term expiring on October 31, 2023; and

WHEREAS, Landlord and Tenant desire to amend the Lease to add the Expansion Space to the “Premises” and additional basement space to the Basement Space (as such terms are defined in the Lease); and otherwise amend the provisions of the Lease, all on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

1. Defined Terms. All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2. Expansion Space. Pursuant to a notice to Landlord dated February 10, 2012 and Paragraph 13 of the Third Amendment, Tenant exercised its Tenant’s Expansion Option on the Expansion Space, comprised of a portion of the 13th floor of the Building, as depicted on Exhibit F of the Third Amendment. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Expansion Space on the terms set forth in Paragraph 13 of the Third Amendment. Landlord and Tenant agree that (a) the Fixed Rent and Operating Expense Payments for the Expansion Space are set forth in Exhibit A annexed to this Agreement and (b) the Base Tax Factor for the Expansion Space shall be the Taxes payable for the Tax Year commencing on July 1, 2012 and ending on June 30, 2013.

3. Additional Basement Space. (a) A portion of the basement level of the Building substantially as shown hatched on the plan annexed hereto as Exhibit B (the “Additional Basement Space”) is hereby added to and shall be considered part of the Basement Space demised under the Lease, commencing on the date of this Agreement (the “Additional Basement

Space Commencement Date”) and ending on the Expiration Date (as the same may be extended pursuant to the terms of the Lease).

(b) The provisions of Paragraphs 2(b), 4, 6 and 7 of the Second Amendment shall apply to the Additional Basement Space.

(c) Tenant shall pay Fixed Rent and Operating Expense Payments for the Additional Basement Space in accordance with Exhibit C annexed to this Agreement. In consideration of Tenant’s demise of a portion of the Additional Basement Space and the installation of an entry door, the Fixed Rent for the first four months the term of the lease of the Additional Basement Space shall be abated in the amount of $1,531.42 per month.

(d) (i) Tenant covenants and agrees that Landlord shall, at any time during the term of the lease of the Additional Basement Space, have the absolute and unqualified right, upon not less than thirty (30) days prior written notice to Tenant, to designate as the Additional Basement Space any other portion of the basement of the Building (hereinafter called “Substituted Basement Space”), provided that such Substituted Basement Space shall be of comparable (or larger) size and dimensions as the Additional Basement Space demised hereunder. Such notice shall specify and designate the space so substituted for the Additional Basement Space. Notwithstanding such substitution of space, this Agreement and all the terms, provisions, covenants and conditions contained herein shall remain and continue in full force and effect, except that the Additional Basement Space shall be deemed to be such Substituted Basement Space, with the same force and effect as if the Substituted Basement Space were originally specified in this Agreement as the Additional Basement Space hereunder.

(ii) In the event of the substitution of the Additional Basement Space as provided above,

(A) Landlord shall notify Tenant when the Substituted Basement Space is ready for delivery (a “Substitution Notice”) and Tenant shall accept the same in its “as is” condition as of the date of such notice;

(B) Tenant, within thirty (30) days after receipt of a Substitution Notice (with time being of the essence) shall, at Tenant’s expense, move the contents of the original Additional Basement Space to the Substituted Basement Space, and upon failure of Tenant to do so, Landlord may, as Tenant’s agent, at Tenant’s expense, remove Tenant’s property from the Additional Basement Space to the Substituted Basement Space.

(iii) Following substitution of the Additional Basement Space, Landlord and Tenant shall, promptly at the request of either party, execute and deliver an agreement memorializing such substitution of space and the change (if any) in the Fixed Rent and Operating Expense Payment set forth on Exhibit C annexed hereto; provided, however, that such rent shall not be increased in the event that the Substituted Basement Space shall have a larger rentable area than the original Additional Basement Space.

4. Broker. Tenant represents that Tenant has had no dealings or negotiations with any broker or agent, other than Jones Lang LaSalle Brokerage, Inc. (“JLL”) and Cushman & Wakefield, Inc. (“C&W”; C&W, together with JLL, collectively “Broker”), in connection with

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this Agreement. Tenant’s execution and delivery of this Agreement shall be conclusive evidence that Tenant acknowledges that Landlord has relied upon the foregoing representation. Landlord shall pay C&W a commission for the Expansion Space pursuant to a separate agreement, and JLL shall execute and deliver to Landlord and Tenant a waiver of any right or claim it may have to a commission with respect to the Expansion Space. Tenant shall pay, hold harmless, indemnify, and at Landlord’s request defend, Landlord for, from and against any and all costs, expenses (including attorneys’ fees and disbursements (and attorneys’ fees and disbursements incurred in establishing liability and in collecting amounts payable under this Section 4)) and liability for, or arising in connection with, any compensation, commissions or charges claimed by any broker or agent (excluding Broker) with respect to this Agreement.

5. Ratification. Except as modified by this Agreement, all of the terms, covenants and conditions of the Lease shall apply to the Additional Premises and shall remain in full force and effect.

6. Counterparts; Electronic Signatures, Etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Agreement may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Agreement identical thereto except having an additional signature page executed by the other party(ies) to this Agreement attached thereto. An executed counterpart of this Agreement transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Agreement and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

7. No Oral Modification. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

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IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

LANDLORD:

Approved as to form by:	THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK

/s/ Marc Packman	By:	/s/ Jason Pizer
Marc Packman		Jason Pizer
Senior Vice President/Director		Executive Vice President
of Real Estate Leasing
	By:	/s/ Stacy Brandom
Stacy Brandom
Chief Financial Officer

	By:	/s/ Dr. James H. Cooper
The Rev. Dr. James H. Cooper
Rector

TENANT:

EVERYDAY HEALTH, INC.

	By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: EVP and General Counsel
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EXHIBIT A

FIXED RENT AND OPERATING EXPENSE PAYMENT
(Expansion Space)

Lease Year	Fixed Rent	Operating Escalation	Escalated Rent
1	$270,056	____	$270,056
2	$270,056	$8,102	$278,158
3	$270,056	$16,446	$286,502
4	$270,056	$25,041	$295,097
5	$270,056	$33,894	$303,950
6	$297,452	$43,013	$340,465
7	$297,452	$53,227	$350,679
8	$297,452	$63,747	$361,199
9	$297,452	$74,583	$372,035
10	$297,452	$85,744	$383,196
11	$297,452	$97,240	$394,692

The first Lease Year commences on the Expansion Space Commencement Date and ends on the last day of the month in which the first anniversary of the Expansion Space Commencement Date occurs. The last Lease Year ends on the Expiration Date

EXHIBIT B

Additional Basement Space

EXHIBIT C

FIXED RENT AND OPERATING EXPENSE PAYMENT
(Additional Basement Space)

Lease Year	Fixed Rent	Operating Escalation	Escalated Rent
1	$18,377	0	$18,377
2	$18,377	$551	$18,928
3	$18,377	$1,119	$19,496
4	$18,377	$1,704	$20,081
5	$18,377	$2,306	$20,683
6	$21,573	$2,927	$24,500
7	$21,573	$3,662	$25,235
8	$21,573	$4,419	$25,992
9	$21,573	$5,199	$26,772
10	$21,573	$6,002	$27,575
11	$21,573	$6,829	$28,402
12	$21,573	$7,681	$29,254